UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 22, 2010

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 22, 2010, Nelnet, Inc. (the “Company”), issued a press release announcing it will issue an earnings release for the second quarter of 2010 before market open on August 9, 2010 and host a conference call to discuss the results at 11:00 a.m. (Eastern) on August 10, 2010.  A copy of the earnings release is furnished as Exhibit 99.1 to this report.

We expect that affiliates of the Company will from time to time engage in financing transactions that may result in the disclosure of current information about the Company to participants in the financing transactions.  In order to provide corresponding disclosure under the Securities Exchange Act of 1934, in appropriate cases the Company will include in a report on Form 8-K any such current information.

The Company has previously reported on a complaint filed against it in a Federal False Claims Act proceeding (the “Oberg Complaint”).  Exhibit 99.2 to this report provides additional information concerning recent developments in that matter, which is incorporated herein by reference.

Information other than historical facts contained in this report may be considered forward looking in nature and is subject to various risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or expected.  Among the key factors that may have a direct bearing on the Company’s operating results, performance, or financial condition expressed or implied by the forward-looking statements herein are the pending nature of the legal proceeding reported herein and its initial stage as to the Company, and other matters discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Quarterly Reports on Form 10-Q filed with the SEC.  Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 22, 2010 – “Nelnet to Announce Second Quarter Results”
99.2	Disclosure concerning the Oberg Complaint

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2010                                                                           NELNET, INC.

By:          /s/ TERRY J. HEIMES
Name:  Terry J. Heimes
Title:  Chief Financial Officer

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